UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2025

Addentax Group Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-41478	35-2521028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kingkey 100, Block A, Room 4805, Luohu District, Shenzhen City, China	518000
(Address of principal executive offices)	(Zip Code)

+(86) 755 86961 405

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATXG	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2025, the board of directors (the “Board”) of Addentax Group Corp. (the “Company”), a Nevada corporation, appointed Mr. Wu Rui as the Chief Operating Officer of the Company. Mr. Wu, age 37, has served as a director of TROOPS, Inc. (Nasdaq: TROO) since June 24, 2024, a Nasdaq-listed company engaged in money lending, property investment, and the operation of an online fintech marketplace. Mr. Wu is also one of the founders of Riches Holdings Limited and has served as its Chief Executive Officer since November 2017. Riches Holdings Limited provides family office services, asset management solutions, insurance brokerage services, and fintech-enabled financial services. From December 2016 to November 2017, Mr. Wu served as Chief Operating Officer at Reliable Wealth Management Limited, where he built a nationwide distribution network in mainland China, managed the operations and support teams at the head office, and led the development of the company’s CRM system. From July 2016 to December 2016, Mr. Wu served as a founding partner and investment director at R&F Global Wealth Limited. From September 2012 to June 2016, Mr. Wu served as Assistant Associate Director at Convoy Financial Group Limited, one of the largest financial advisory firms over the past two decades in Hong Kong. Mr. Wu obtained a Bachelor’s degree in Business Administration from The Chinese University of Hong Kong in November 2012.

On December 12, 2025, the Company and Mr. Wu entered into an Employment Agreement (the “Employment Agreement”), pursuant to which Mr. Wu will be compensated at a rate of $12,000 per year, payable in full on the last day of each calendar year. The Employment Agreement contains customary termination, confidentiality, non-solicitation, and indemnification provisions. The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

There are no family relationships between Mr. Wu and any director or executive officer of the Company. To the best knowledge of the Company, there is no understanding or arrangement between Mr. Wu and any other person pursuant to which Mr. Wu was appointed as the Chief Operating Officer of the Company. To the best knowledge of the Company, neither Mr. Wu nor any of her immediate family members is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.
10.1	Employment Agreement dated December 12, 2025 between Wu Rui and the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Addentax Group Corp.

Date: December 17, 2025	By:	/s/ Hong Zhida
Hong Zhida
Chief Executive Officer